UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52228	33-0344842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Sorrento Therapeutics, Inc. (the “Company”) previously filed a Current Report on Form 8-K on October 2, 2013 disclosing its entry into a Loan and Security Agreement with Oxford Finance LLC and Silicon Valley Bank (the “Loan Agreement”). The Loan Agreement is attached hereto as Exhibit 10.1.

In addition, the Company previously filed a Current Report on Form 8-K on October 11, 2013 disclosing its merger with Sherrington Pharmaceuticals, Inc. In connection with such merger, attached hereto as Exhibit 2.1 and Exhibit 10.2, respectively, is the Agreement and Plan of Merger and Reorganization among Sorrento Therapeutics, Inc., SP Merger Sub, Inc., Sherrington Pharmaceuticals, Inc., Aceras Biomedical LLC, the stockholders of Sherrington Pharmaceuticals, Inc. and Cooley LLP, solely in its capacity as Escrow Agent dated as of October 9, 2013 and the Registration Rights Agreement by and among Sorrento Therapeutics, Inc. and the stockholders of Sherrington Pharmaceuticals, Inc. dated as of October 9, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization among Sorrento Therapeutics, Inc., SP Merger Sub, Inc., Sherrington Pharmaceuticals, Inc., Aceras Biomedical LLC, the stockholders of Sherrington Pharmaceuticals, Inc. and Cooley LLP, solely in its capacity as Escrow Agent dated as of October 9, 2013*

10.1	Loan and Security Agreement dated as of September 27, 2013 among Oxford Finance LLC, Silicon Valley Bank, Sorrento Therapeutics, Inc. and IgDraSol, Inc.*

10.2	Registration Rights Agreement by and among Sorrento Therapeutics, Inc. and the stockholders of Sherrington Pharmaceuticals, Inc. dated as of October 9, 2013*

*Sorrento hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2013

SORRENTO THERAPEUTICS, INC.

By:	/s/ Richard Vincent
Name: Richard Vincent
Title: Chief Financial Officer and Secretary